UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009 (February 7, 2009)

T.O.D. TASTE ON DEMAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-148928	75-3255056

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Hakeshet Street, Reuth, Israel 91708	91708
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

+972 8 9263001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On February 7, 2009, the registrant entered into a sole distribution agreement ("Agreement") with Cap Designs Inc. (the "Distributor"), under which the Distributor was granted with an exclusive right to distribute the cork product of the registrant in South America, and under certain circumstances, outside of this territory if the sale is made through a certain specific distribution channel.

Pursuant to the terms of the Agreement, the Distributor shall be responsible for the development of a prototype of the product, as well as the promotion, marketing and sales of the product in South America and shall pay the registrant US$0.07 per each product sold during the term of the Agreement.  The term of the Agreement is until November 4, 2013. Under the Agreement, the Distributor is committed to sell certain minimum quantities (the “Quantities”) commencing nine months after the date of the Agreement. The Quantities are not payment guarantees and failure to sell the Quantities will only entitle the registrant to terminate the Agreement. The Quantities are as follows:

15 million units during the first 12-month period;
20 million units during the second 12-month period;
23 million units during the third 12-month period.
26.45 million products during the fourth 12-month period.

Copy of the Agreement is attached hereto and incorporated by reference into this Current Report on Form 8-K as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Sole Distribution Agreement Dated February 7, 2009 between the registrant and Cap Designs Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

T.O.D. Taste on Demand Inc.
(registrant)

By: /s/ David Katzir

Date: February 12, 2009
Name: David Katzir
Title: Chief Executive Officer